Exhibit 10.10

ALL ASSETS DEBENTURE

GIVEN BY

XCEL POWER SYSTEMS LIMITED

IN FAVOUR OF

LLOYDS TSB COMMERCIAL FINANCE LIMITED

ORDER OF CLAUSES

1.	Covenant to Pay

2.	Charging Provisions

3.	Restrictions

4.	Dealings with Non Vesting and Other Invoices and bank accounts

5.	General Covenants

6.	Further Assurance and Power of Attorney

7.	Enforcement

8.	Appointment of Receiver

9.	Powers on Enforcement

10.	LTSBCF’s Powers and Protections

11.	Application of Monies

12.	Protection of Third Parties

13.	Continuing and Additional Security

14.	Expenses and Indemnities

15.	Payments

16.	Discharge

17.	Transfers and Disclosures

18.	Miscellaneous

19.	Service of Notices and Process

20.	Jurisdiction

21.	Definitions and Interpretation

THIS DEBENTURE is made on	2010

BY

(1) XCEL POWER SYSTEMS LIMITED (Company Number 00575679) whose registered office is at Brunswick Road, Cobbs Wood, Ashford, Kent, TN23 1EB; (“the Chargor”) and

(2) LLOYDS TSB COMMERCIAL FINANCE LIMITED (Company Number 733011) whose registered office is at No 1 Brookhill Way, Banbury, Oxon, OX16 3EL  (“LTSBCF”).

1.                                       COVENANT TO PAY

1.1                                 The Chargor agrees with LTSBCF that it will pay and/or discharge the Secured Liabilities when the same are due and payable.

2.                                       CHARGING PROVISIONS

2.1                                 As continuing security for the payment and/or discharge of the Secured Liabilities, the Chargor with full title guarantee charges to LTSBCF:

2.1.1                                              by way of legal mortgage, the property (if any) described in Schedule 2;

2.1.2                                              by way of  fixed charge any freehold or leasehold property (excluding any property charged by clause 2.1.1) now and in the future owned by the Chargor or in which the Chargor may have an interest;

2.1.3                                              by way of fixed charge, all buildings, fixtures and fittings (including trade fixtures and fittings) from time to time in, on or attached to any of the Chargor’s freehold or leasehold property;

2.1.4                                              by way of fixed charge all the Chargor’s plant and machinery and other equipment listed in Schedule 3 and all spare parts, replacements, modifications and additions for or to such Equipment and the benefit of all manuals, instructions, warranties and maintenance agreements relating to such Equipment;

2.1.5                                              by way of fixed charge, any other plant, machinery, vehicles, computer equipment, furniture, tools and other equipment not disposed of in the ordinary course of the Chargor’s business  not listed in Schedule 3 and all spare parts, replacements, modifications and additions for or to such Equipment and the benefit of all manuals, instructions, warranties and maintenance agreements relating to such Equipment;

2.1.6                                              by way of fixed charge, all Non Vesting Invoices and all cash in respect thereof;

2.1.7                                              by way of fixed charge, all Other Invoices required by LTSBCF to be paid into a Nominated Account and all cash in respect thereof;

2.1.8                                              by way of fixed charge, any credit balance on any Nominated Account;

2.1.9                                              by way of fixed charge, all the Chargor’s goodwill and uncalled capital  present and future;

2.1.10                                        by way of fixed charge, all the Chargor’s Intellectual Property from time to time not disposed of in the ordinary course of the Chargor’s business;

2.1.11                                        by way of fixed charge, all Securities from time to time owned by the Chargor or in which it has an interest;

2.1.12                                        by way of fixed charge, all loan capital, indebtedness or liabilities on any account or in any manner owing to the Chargor from any Subsidiary of the Chargor or a member of the Chargor’s Group;

2.1.13                                        by way of fixed charge, all the Chargor’s rights and claims (including to the return of premiums) under all insurance policies in which the Chargor has an interest from time to time;

2.1.14                                        by way of floating charge, all the Chargor’s property, assets and rights from time to time not subject to a fixed charge under this Debenture (including any property or assets situated in Scotland).

2.2                                 The floating charge created by Clause 2.1.14 is a qualifying floating charge in accordance with paragraph 14 of Schedule B1 Insolvency Act.

2.3                                 The floating charge created by this Debenture will automatically without notice be converted into a fixed charge over those assets concerned:

2.3.1                                              if, without LTSBCF’s prior written consent, the Chargor creates or attempts to create any Security Interest (other than a Permitted Security Interest) over all or any of its assets charged by way of floating charge; or

2.3.2                                              if any person levies or attempts to levy any distress, execution or other process against such assets; or

2.3.3                                              if any person presents a petition to wind up the Chargor or applies for an administration order;

2.3.4                                              upon the enforcement of this Debenture.

2.4                                 LTSBCF may by notice to the Chargor at any time convert the floating charge created by Clause 2.1.14 into a fixed charge as regards any of the assets specified in the notice.

3.                                       RESTRICTIONS

3.1                                 The Chargor agrees with LTSBCF that it will not, without LTSBCF’s prior written consent:

3.1.1                                              create or permit to subsist, in favour of any person other than LTSBCF, any Security Interest on the Charged Assets, except for any Permitted Security Interest;

3.1.2                                              Dispose or agree to Dispose of any Charged Assets charged by way of fixed charge;

3.1.3                                              Dispose of any Charged Assets charged by way of floating charge other than for market value in the ordinary course of business.

3.2                                 The Chargor consents to LTSBCF applying to the Land Registry in form RX1 to register the following restriction against each of the titles specified in Schedule 2 or which is the subject of first registration of title:

“RESTRICTION

No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge is to be registered without a written consent signed by the proprietor of the charge dated                                in favour of Lloyds TSB Commercial Finance Limited referred to in the charges register or its solicitors”

4.                                       DEALINGS WITH NON VESTING AND OTHER INVOICES AND BANK ACCOUNTS

4.1                                 The Chargor agrees with LTSBCF that it will:

4.1.1                                              in relation to Non Vesting Invoices:

4.1.1.1                                                      observe and perform all the warranties and covenants given by it in the Receivables Finance Agreement;

4.1.1.2                                                      procure that all Remittances are paid into the Trust Account or any other account nominated by LTSBCF from time to time;

4.1.2                                                in relation to Other Invoices:

4.1.2.1                                                      on LTSBCF’s request, send to it details of all Other Invoices including the identity of the debtor, the amount owing and the due date for payment;

4.1.2.2                                                      not compromise, compound or release them, exercise (or allow any other person to exercise) set off against them or otherwise deal or dispose of them:

4.1.2.3                                                      not waive any right of recovery or do or omit to do anything which may delay or prejudice recovery;

4.1.2.4                                                      not extend the due date for payment (other than by way of normal trade credit in the ordinary course of business);

4.1.2.5                                                      not assign, factor or discount them;

4.1.2.6                                                      collect them in the ordinary course of its business or in accordance with any directions given by LTSBCF from time to time; and

4.1.2.7                                                      unless or until LTSBCF requires otherwise, procure that all Remittances are paid into its current account with its bankers advised to LTSBCF from time to time.

4.1.3                                              if requested by LTSBCF, open such bank accounts (including separate designated accounts,  blocked accounts or trust accounts) in the name of the Chargor with such mandates as LTSBCF may specify; and if requested by LTSBCF, procure that all Remittances in respect of its Other Invoices are paid into such bank accounts and only deal with the monies in any such account in accordance with the written directions of LTSBCF from time to time (subject only to such rights as the bank at which the account is held may have in respect thereof);

4.1.4                                              on LTSBCF’s demand execute an assignment of any Other Invoices or Non-Vesting Invoices in such form as LTSBCF may require and serve notice thereof on the relevant debtors.

4.1.5                                              upon crystallisation of the floating charge in clause 2.1.14 not pay or otherwise deal with the monies in any of the Chargor’s bank accounts except in accordance with any written directions LTSBCF may give from time to time (subject to any rights which the bank at which the account is held has in respect thereof).

5.                                       GENERAL COVENANTS

5.1                                 The Chargor agrees with LTSBCF that it will:

CONDUCT OF BUSINESS

5.1.1                                             immediately it becomes aware thereof, provide LTSBCF with details of any litigation, arbitration or administrative proceedings in progress, pending or, to the knowledge of the Chargor, threatened against it, which might have a material adverse effect on the Charged Assets or the Chargor’s ability to perform its obligations under this Debenture;

5.1.2                                             conduct its business so that its centre of main interest (for the purposes of Council Regulation (EC) No. 1346/2000) is located at all times in England and Wales and not move its centre of main interest to another jurisdiction without LTSBCF’s prior written consent.

5.1.3                                             punctually pay those debts and liabilities which would, on the winding up of the Chargor, have priority over the Security Interests created by this Debenture;

5.1.4                                             inform LTSBCF if it acquires any Property, a subsidiary or any other material asset;

5.1.5                                             not permit any person to become entitled to any proprietary right or interest which might affect the value of the assets subject to the fixed charges created by this Debenture;

INSURANCE

5.1.6                                             keep those Charged Assets that are of an insurable nature comprehensively insured against loss (including loss of rent and profits) or damage by fire and other risks usually insured against by prudent businesses or that LTSBCF reasonably requires to their full replacement or reinstatement value  with insurers approved by LTSBCF;

5.1.7                                             procure that LTSBCF’s interest is noted on such insurance policies and produce to LTSBCF the receipts (or other evidence) for each current premium on its request; failing such production LTSBCF may assume that such insurance has lapsed and exercise its rights under clause 5.4;

5.1.8                                             maintain third party and public liability insurance;

REAL PROPERTY

5.1.9                                             keep all Property in good and substantial repair and allow LTSBCF access, at all reasonable times, to view the condition of its Property;

5.1.10                                       observe and perform all restrictive and other covenants and stipulations for the time being affecting the Property or its use or enjoyment;

5.1.11                                       comply in all material respects with all statutory and regulatory obligations relating to the Property;

5.1.12                                       comply with all Environmental Laws and Environmental Licences applicable to the Property and its business and promptly, on LTSBCF’s request, provide it with copies of any Environmental Licences;

5.1.13                                       upon becoming aware thereof, notify LTSBCF of any Environmental Claim made or threatened against the Chargor and any condition imposed pursuant to any Environmental Licence or Environmental Law which requires the Chargor to incur any capital expenditure or materially alter the nature or manner of conduct of its business;

5.1.14                                       observe and perform all the lessee’s covenants in any lease under which any Property is held and enforce the observance and performance of all obligations of other persons under any lease or licence granted by it;

5.1.15                                       subject to the requirements of the holder of any prior Permitted Security Interest or of any landlord, deposit with LTSBCF all deeds to and a copy of the insurance of the Property;

5.1.16                                       grant LTSBCF or its solicitors, on request, all reasonable facilities to enable it or them to carry out, at the Chargor’s expense, such investigation of title to the Property and enquiries about it as would be carried out by a prudent mortgagee;

5.1.17                                       punctually pay and indemnify LTSBCF and any Receiver or Administrator against all rent, rates, taxes, charges and any other outgoings payable in respect of the Property and promptly produce the receipts for them to LTSBCF upon  its request;

5.1.18                                       in relation to any Property, not, without LTSBCF’s prior written consent:

5.1.18.1                                               part with or share possession or occupation;

5.1.18.2                                               grant or extend any lease or licence or agreement for the same;

5.1.18.3                                               grant any licence or permission to any tenant, licencee or other occupier to assign, underlet, part with possession or occupation;

5.1.18.4                                               forfeit, determine, accept or agree to accept the surrender of any lease granted by it;

5.1.18.5                                               vary the terms of any lease or licence granted by it;

5.1.18.6                                               agree any rent review of any lease or licence granted by it;

5.1.18.7                                               surrender (or agree to surrender), any leasehold interest held by it or allow such interest to be forfeited;

5.1.18.8                                               make or allow any material change of use or any development within the Town and Country Planning Acts;

5.1.18.9                                               create or permit to arise any interest having overriding effect;

5.1.18.10                                         permit any person to become entitled to any right, easement, covenant or other matter which might adversely affect the use, value or marketability of the Property;

EQUIPMENT

5.1.19

maintain the Equipment in good and substantial repair and serviceable condition and (where applicable) ensure that it is properly and regularly serviced in accordance with any relevant warranties or manuals;

5.1.20

only permit the Equipment to be used or handled by individuals who are properly qualified and trained and not allow it to be overloaded or to be used for any purpose for which it is not designed or reasonably suitable and take all reasonable precautions to protect the Equipment from deterioration or damage;

5.1.21

obtain all necessary certificates, licences, permits and authorisations from time to time required for the use and/or operation of the Equipment and not to do or permit to be done any act or omission whereby the Equipment or its use would contravene any legislation or regulations for the time being in force;

5.1.22

not, without LTSBCF’s prior written consent, make any modification (or permit any modification to be made) to the Equipment if the effect of such modification may be, in LTSBCF’s opinion, to reduce the value of the Equipment;

5.1.23	notify LTSBCF of any material loss, theft, damage or destruction of the Equipment; and

5.1.24

inform LTSBCF of any change in the location, condition, use or operation of the Equipment and permit any persons designated by LTSBCF at all reasonably times to inspect, examine and photograph the Equipment and all records maintained in connection with it.

5.1.25

if requested by LTSBCF, keep prominently affixed to each item of Equipment plates, labels or such other means of identification or notification as LTSBCF requires showing that the Equipment is subject to this security and not remove, obscure or deface the same or permit the same to be removed, obscured or defaced; and

5.1.26	prevent the Equipment from being distrained for any rent, rates or other outgoings or from being taken under execution;

5.1.27	punctually pay and indemnify LTSBCF and any Receiver or Administrator against any assessments, fees and charges in respect of the Equipment;

INTELLECTUAL PROPERTY

5.1.28

protect its Intellectual Property against theft, loss, copying or unauthorised use by third parties and upon becoming aware of any infringement of or challenge to, its Intellectual Property, inform LTSBCF and take (or permit LTSBCF in the name but at the expense of the Chargor to take) whatever action is necessary to prevent such infringement or challenge or to recover damages;

5.1.29

take all necessary actions (including obtaining all necessary registrations and paying all applicable renewal and licence fees) to ensure that the Intellectual Property to which the Chargor is or may become entitled is valid and subsisting and remains owned by the Chargor and not allow any Intellectual Property to be abandoned, cancelled or to lapse; if any Intellectual Property shall at any time lapse or become void, it will do everything necessary to restore such Intellectual Property to the Chargor;

SECURITIES

5.1.30	pay all calls in respect of any Securities (it being acknowledged by the Chargor that LTSBCF shall not incur any liability whatsoever for such monies);

5.1.31

deposit with LTSBCF all certificates or other documents of title in respect of the Securities, together with duly executed transfers or assignments thereof with the name of the transferee left blank; (it being acknowledged that LTSBCF may at any time register the Securities either in its own name or in the name of nominees selected by it).

5.2                                 The Chargor represents and warrants to LTSBCF that:

5.2.1

the Chargor has acquired, maintained and complied with all Environmental Licences (if any) needed for its use or occupation of its Property or for the conduct of its business and has not done or permitted any act or omission whereby its Environmental Licences (if any) could be varied or revoked;

5.2.2

so far as the Chargor is aware, there has been no discharge, spillage, release or emission of any prescribed, dangerous, noxious or offensive substance or any controlled waste on, into or from its Property or any adjoining premises; and no such substances or any controlled waste have been stored or disposed of on the Property or, so far as the Chargor is aware, in any adjoining premises except in accordance with the requirements of the applicable Environmental Laws;

5.2.3

the Chargor is not in breach of and has not incurred or become subject to any civil or criminal liability under any Environmental Laws or the terms of any Environmental Licence and it has not done anything or omitted to do anything which could result in any liability being imposed on LTSBCF under any Environmental Law.

5.3                                 If the Chargor holds a leasehold interest in any Property and is required either to insure or to reimburse the landlord for the insurance premium paid by him then, provided that upon LTSBCF’s request, it produces evidence satisfactory to LTSBCF that it or the landlord has complied with its obligations to insure that Property in accordance with the terms of the lease, the Chargor shall be treated as having complied with its insuring obligation in this Debenture.

5.4                                 If the Chargor fails to comply with any of its obligations under this Debenture (including failing to insure or repair any Property or Equipment) the Chargor irrevocably authorises LTSBCF (and any agent appointed by it) to make good such failure on its behalf.  For this purpose the Chargor authorises LTSBCF (and any agent appointed by it) to enter into its Property.  LTSBCF shall not become liable as mortgagee in possession as a result of any action taken by it under this clause. All costs and expenses incurred by LTSBCF pursuant to this authority shall be reimbursed by the Chargor to LTSBCF on its demand.

6.                                       FURTHER ASSURANCE AND POWER OF ATTORNEY

6.1                                 The Chargor will, upon LTSBCF’s request, grant it such further Security Interests in the Charged Assets in such form and on such terms as LTSBCF may require and do whatever other acts or things LTSBCF may require in relation to the Charged Assets in order to secure the Secured Liabilities, to perfect or protect the Security Interests created by this Debenture or to facilitate the realisation of the Charged Assets.

6.2                                 The Chargor by way of security irrevocably appoints LTSBCF and any Receiver severally to be its attorneys in its name and on its behalf to:

6.2.1                                            do all things which the Chargor may be required to do under this Debenture;

6.2.2                                            sign, execute, and deliver and otherwise perfect any security required to be executed pursuant to clause 6.1; and

6.2.3                                            sign, execute, deliver and complete any deeds, instruments or other documents and to do all acts and things which may be required to enable LTSBCF or any Receiver to exercise their powers under this Debenture, or to perfect or vest in LTSBCF, its nominees or any purchaser, title to any Charged Assets or which they may deem expedient in connection with the getting in, disposal, or realisation of any or the exercise of any other power under this Debenture.

Each attorney may appoint a substitute or delegate his authority.  The Chargor ratifies and confirms (and agrees to ratify and confirm) anything which an attorney does under the power of attorney in this clause 6.

7.                                       ENFORCEMENT

7.1                                 At any time after a Default LTSBCF may with or without further notice to the Chargor:

7.1.1                                             appoint an Administrator of the Chargor in accordance with the Insolvency Act 1986;

7.1.2                                             appoint a Receiver to any of the Charged Assets, provided that they comprise less than the whole or substantially the whole of the Chargor’s assets (within the meaning of section 29 Insolvency Act);

7.1.3                                             exercise in respect of all or any of the Charged Assets all or any of the powers and remedies given to mortgagees by the LPA, including the power to take possession of, receive the benefit of, or sell any of the Charged Assets;

7.1.4                                             exercise in the name of the Chargor (without any further consent or authority from the Chargor) any voting rights attached to the Securities and all powers given to trustees by sections 40(1) and 40(3) of the Trustee Act 2000 in respect of securities or property subject to a trust and any other powers or rights exercisable by the registered holder of the Securities or by the bearer thereof;

7.1.5                                             direct that all dividends, distributions, interest and other monies received by it in respect of the Securities are paid to it and applied in accordance with clause 10.

8.                                       APPOINTMENT OF A RECEIVER

8.1                                 LTSBCF may either under hand of any manager or by deed appoint any one or more than one person to act as Receiver of those Charged Assets specified in the appointment.

8.2                                 LTSBCF may from time to time fix the remuneration of any Receiver on such basis as it shall determine.  This may include a fixed fee or an hourly rate or a commission depending upon the work and responsibilities assumed by the Receiver and the basis of charging applied by his firm.  Section 109 LPA shall be varied accordingly.

8.3                                 LTSBCF may remove or replace any Receiver appointed by it.

8.4                                 LTSBCF may extend a Receiver’s appointment to include Charged Assets previously excluded from his appointment.

8.5                                 A Receiver will be the agent of the Chargor and the Chargor will be solely responsible for his acts, omissions, defaults and remuneration.

9.                                       POWERS ON ENFORCEMENT

9.1                                 An Administrator will have all the powers given to him under the Insolvency Act.

9.2                                 A Receiver may exercise in respect of the Charged Assets to which he is appointed:

9.2.1                                                the same powers to do, or to omit to do, in the name of and on behalf of the Chargor, anything which the Chargor itself could have done or omitted to do with such Charged Assets were they not the subject of this Debenture and the Chargor were not in insolvency proceedings;

9.2.2                                                all or any powers given to receivers by the LPA but without any of the restrictions imposed upon the exercise of those powers by the LPA; or

9.2.3                                                notwithstanding that he is not an administrative receiver, all or any of the powers specified in Schedule 1 to the Insolvency Act.

9.3                                 If more than one person is appointed to act as Receiver, each person may act severally, independent of any other, except to the extent that LTSBCF states to the contrary in the appointment.  References in this Debenture to the Receiver are to each and all of them as appropriate.

9.4                                 If  LTSBCF enforces this Debenture itself pursuant to clause 7.1.3 it will have the same powers as a Receiver in respect of those Charged Assets which are the subject of the enforcement.

9.5                                 Except to the extent provided by law, none of the powers described in this Clause 9 will be affected by an insolvency event in relation to the Chargor.

10.                                 LTSBCF’S POWERS AND PROTECTIONS

10.1                           The powers and remedies conferred on LTSBCF as a mortgagee by the LPA shall not be subject to any of the restrictions imposed by the LPA upon the exercise of those powers and remedies including those imposed by sections 103 and 109 LPA.

10.2                           LTSBCF may grant or accept surrenders of leases at a premium or otherwise and grant agreements or options for the same on such terms as it shall consider expedient and without the need to observe sections 99 and 100 LPA.

10.3                           The restrictions on the right of consolidating mortgages contained in section 93 LPA will not apply to this Debenture.

10.4                           Neither LTSBCF nor any Receiver will be liable to account as mortgagee in possession of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee may be liable.

10.5                           Neither LTSBCF nor any Receiver is obliged to take any particular action to collect the Chargor’s Invoices and neither shall be liable to the Chargor for the manner in which it collects or fails to collect an Invoice.

10.6                           If LTSBCF receives notice of any subsequent Security Interest affecting the Charged Assets then LTSBCF may open a new account for the Chargor.  If it does not open a new account then, unless it notifies the Chargor otherwise, it shall be treated as if it had done so at the time when it received such notice.  From that time onwards all payments received by LTSBCF in or towards payment of the Secured Liabilities shall be credited (or be treated as having been credited) to the new account and will not reduce the amount then due from the Chargor to LTSBCF.

11.                                 APPLICATION OF MONIES

11.1                           All money received by LTSBCF or any Receiver under this Debenture will be applied in the following order:

11.1.1                                        first, in or towards payment of liabilities having priority to the Secured Liabilities;

11.1.2                                        secondly, in or towards payment of all costs, charges and expenses incurred in or incidental to the exercise or performance (or attempted exercise or performance) by LTSBCF of any of the powers or authorities conferred by or in any other way connected with this Debenture;

11.1.3                                        thirdly, in or towards payment to the Receiver of his remuneration fixed in accordance with this Debenture;

11.1.4                                        fourthly, in or towards payment to LTSBCF of the Secured Liabilities in such order as LTSBCF in its absolute discretion thinks fit;

11.1.5                                        fifthly, in payment to the Chargor of any surplus.

11.2                           Any surplus shall not carry interest.  The Receiver or LTSBCF may pay any surplus into any of the Chargor’s bank accounts including an account opened specifically for such purpose.  LTSBCF shall then have no further liability for such surplus.

11.3                           LTSBCF or the Receiver may credit any monies received upon realisation of the Charged Assets to a suspense account for so long and on such basis as LTSBCF or the Receiver may from time to time determine in order to preserve LTSBCF’s right to prove for the whole of its claim against the Chargor or any other person liable.

11.4                           Subject to the rights of the holder of any prior ranking Permitted Security Interest or any landlord, any money received by the Chargor under any insurance of the Charged Assets will be treated as part of the Charged Assets.  It will be applied at the discretion of LTSBCF either in reducing the Secured Liabilities or towards making good the loss or damage for which the money became payable.  Any money received by the Chargor under any insurance of the Charged Assets shall be held on trust for LTSBCF pending such application.

12.                                 PROTECTION OF THIRD PARTIES

12.1                           Any person dealing with LTSBCF or a Receiver may assume, unless he has actual knowledge to the contrary that:

12.1.1                                        LTSBCF or such Receiver has the power to do the things which they purport to do; and

12.1.2                                        they are exercising their powers properly.

12.2                           All the protections to purchasers by sections 104 and 107 LPA shall apply to any person purchasing from or dealing with any Receiver or LTSBCF as if the Secured Liabilities had become due and the statutory power of sale and appointing a receiver in relation to the Charged Assets had arisen on the date of this Debenture.

13.                                 CONTINUING AND ADDITIONAL SECURITY

13.1                           This Debenture is a continuing security.  It secures the ultimate balance of the  Secured Liabilities despite any interim settlement of account until a final discharge of this Debenture is given by LTSBCF to the Chargor.

13.2                           LTSBCF’s rights under this Debenture are in addition to any other rights it may have against the Chargor (or any other person in respect of the Secured Liabilities) under any other document, the general law or otherwise.  They will not merge with or limit those other rights or be limited by them.

13.3                           LTSBCF is not obliged to make any claim or demand on the Chargor or any other person or to enforce any guarantee, mortgage or other security now or in future held by it before enforcing this Debenture and no action taken or omitted in connection with any such right or instrument shall discharge, reduce or affect the Chargor’s liability to LTSBCF.  LTSBCF does not have to account for any money or other asset received pursuant to any such right or instrument.

14.                                 EXPENSES AND INDEMNITIES

14.1                           The Chargor will on demand pay:

14.1.1                                        all professionals’ fees (including VAT) and any other costs, charges or expenses (on a full indemnity basis) incurred by LTSBCF and any Administrator or Receiver; or

14.1.2                                        any charge levied by LTSBCF to compensate it for additional administrative time not reasonably anticipated to be incurred by it on the date of this Debenture at a rate commensurate with the complexity of the matter;

in either case, in connection with the actual or attempted perfection, preservation, defence or enforcement of this Debenture or the preservation or disposal of any Charged Assets or the exercise of any power under this Debenture or any amendment, waiver, consent or release of this Debenture.

14.2                           The Chargor will on demand indemnify LTSBCF, any Administrator and any Receiver and any of its and their officers and employees and any attorney, agent or other person appointed by LTSBCF under this Debenture (each an “Indemnified Party”) in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort, or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against any of them at any time relating to or arising directly or indirectly out of:

14.2.1                                        anything done or omitted to be done in the exercise or purported exercise of the powers contained in this Debenture; or

14.2.2                                        a claim of any kind (including one relating to the environment) made or asserted against any Indemnified Party which would not have arisen if this Debenture had not been executed;

14.2.3                                        any breach by the Chargor of any of its obligations under this Debenture; unless, in the case of 14.2.1 and 14.2.2 it was caused by the negligence or wilful misconduct of the Indemnified Party.

14.3                           Neither LTSBCF nor any Receiver nor any officer nor employee of either of them shall in any way be liable or responsible to the Chargor for any loss or liability of any kind arising from any act or omission by it of any kind (whether as mortgagee in possession or otherwise) in relation to the Charged Assets, except to the extent caused by its own negligence or wilful misconduct.

15.                                 PAYMENTS

15.1                           LTSBCF or any Receiver may convert any money received under this Debenture (including the proceeds of any previous conversion) into such currency as LTSBCF or such Receiver may think fit in order to discharge the Secured Liabilities.  Any such conversion shall be effected at the then prevailing spot selling rate of exchange of LTSBCF’s bankers for such other currency against the existing currency.

15.2                           If the amount of the currency so converted is less than the amount of the Secured Liability concerned, the Chargor will indemnify LTSBCF in respect of that shortfall.

15.3                           Any certificate signed by LTSBCF as to any amount payable under this Debenture at the date of such certificate shall, in the absence of manifest error, be conclusive evidence of such amount and be binding on the Chargor.

15.4                           All amounts payable by the Chargor under this Debenture will be paid in full without set off or other deduction.

15.5                           LTSBCF may at any time without notice set off against any Secured Liabilities any amount owed by it to the Chargor.  LTSBCF may effect such set off by transferring all or any part of any balance standing to the credit of any of the Chargor’s accounts with it to any other account or by combining or consolidating such accounts.

16.                                 DISCHARGE

16.1                          Upon the Secured Liabilities being irrevocably and unconditionally paid or discharged in full, LTSBCF will, at the request and cost of the Chargor, release this Debenture. LTSBCF will also transfer to the Chargor any Charged Assets which have been assigned or transferred to LTSBCF.

16.2                          If any payment by the Chargor or any other person or any release given by LTSBCF is avoided or adjusted pursuant to the Insolvency Act:

16.2.1                                         the Chargor’s liability for the Secured Liabilities will continue as if the payment, release, avoidance or adjustment had not occurred; and

16.2.2                                         LTSBCF will be entitled to recover the value or amount of that payment or security from the Chargor as if the payment, release, avoidance or adjustment had not occurred.

17.                                 TRANSFERS AND DISCLOSURES

17.1                         LTSBCF may novate or assign this Debenture or sub-contract or delegate its obligations or duties under it.  References in this Debenture to LTSBCF includes its successors, assignees and transferees.

17.2                         The Chargor may not assign, transfer, delegate or make any declaration of trust of any of its rights or obligations under this Debenture.

17.3                           LTSBCF may disclose  any information about the Chargor and any member of its group and any other person connected or associated with it to any member of LTSBCF’s group and/or to any person to whom it is proposing to transfer or assign or has transferred or assigned this Debenture.

18.                                 MISCELLANEOUS

18.1                           No delay or failure by LTSBCF to exercise any right or remedy under this Debenture shall impair or operate as a waiver of that right or remedy.  Any single, partial or defective exercise of any such power, right or remedy shall not prevent the further exercise of that or any other right or remedy.

18.2                           Any waiver, consent or approval given by LTSBCF of or under this Debenture will only be effective if given in writing.  Such waiver, consent or approval shall then only apply for the purpose stated and be subject to any written terms and conditions imposed by LTSBCF.

18.3                           If at any time any one or more of the provisions of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction then neither the legality, validity or enforceability of the remaining provisions of this Debenture nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

18.4                           Each Indemnified Party may enforce the terms of this Debenture in accordance with the Contracts (Rights of Third Parties) Act 1999.  Apart from the Indemnified Parties and  the parties to this Debenture, no other person may enforce its terms.

18.5                           LTSBCF may grant releases of or waivers under this Debenture and it and the Chargor may agree variations to its terms without either notifying the Indemnified Parties or obtaining their consent.

19.                                 SERVICE OF NOTICES AND PROCESS

19.1                           Any notice, request, demand, consent, approval, notification, instruction, proceedings or other communication from LTSBCF to the Chargor under this Debenture shall be in writing and may be sent by post, courier, facsimile or e-mail.  Any such communication shall be addressed to the Chargor at its address given in this Debenture, its registered office or the address last known to LTSBCF at which it carried on business and shall be treated as served:

19.1.1                                        if delivered by courier or personally: at the time of delivery;

19.1.2                                        if posted: 48 hours after posting or upon receipt (whichever is earlier); or

19.1.3                                        if sent by fax or  e-mail: at the time of transmission (unless LTSBCF knows or ought reasonably to have been aware of a transmission failure).

19.2                           Any notice, request or other communication under this Debenture from the Chargor to LTSBCF must be in writing and sent by first class post to LTSBCF’s registered office or such other address as LTSBCF advises the Chargor in writing for this purpose and will be treated as served.

19.2.1                                        if it is received during business hours on a Working Day: on receipt; or

19.2.2                                        if it is received outside business hours or on a day which is not a Working Day: on the first Working Day after receipt.

20.                                 JURISDICTION

20.1                           This Debenture shall be governed by and construed in accordance with the laws of England.  The Chargor accepts the non-exclusive jurisdiction of the English Courts in connection with any matter arising under this Debenture.

21.                                 DEFINITIONS AND INTERPRETATION

21.1                           Any word whose meaning is defined in the Receivables Finance Agreement has the same meaning in this Debenture.

21.2                           In this Debenture the following words have the meanings set out opposite them:

“Administrator”	any person appointed under the Insolvency Act 1986 to manage the Chargor’s business and assets.

“Charged Assets”	the subject matter of the mortgages and charges created by this Debenture and set out at clause 2.

“Contract of Sale”	a contract in any form (including a purchase order) for the sale or hire of goods and/or provision of services to a Customer under which an Invoice arises.

“Customer”	a party under a Contract of Sale obliged to pay the Chargor an Invoice and, where the context permits, a prospective Customer.

“Default”

any of the following events:

(i)                                     LTSBCF makes demand for the payment or discharge of all or any part of the Secured Liabilities;

(ii)                                  the Chargor requests LTSBCF to appoint an Administrator or a Receiver or to take possession;

(iii)                               the Chargor breaches (or is found to have breached) any of the covenants or warranties given by it to LTSBCF in this Debenture;

(iv)                              the occurrence of a Termination Event.

“Environmental Laws”

all laws, directions and regulations and all codes of practice, circulars and guidance notes issued by any competent authority or agency (whether in the United Kingdom or elsewhere and whether or not having the force of law) concerning the protection of the environment or human health, including without limitation the conservation of natural resources, the production, storage, transportation, treatment, recycling or disposal of any waste or any noxious, offensive or dangerous substance or the liability of any person, whether civil or criminal, for any damage to or pollution of the environment or the rectification thereof or any related matters.

“Environmental Licence”	any permit, licence, authorisation, consent or other approval required by any Environmental Law.

“Dispose” or “Disposal”	includes sale, transfer, lease, licence, or parting with possession or granting any interest in.

“Equipment”	any plant, machinery and/or other equipment charged to LTSBCF by this Debenture.

“Expenses”	those fees, cost, charges and expenses covenanted to be paid by the Chargor in clause 14.1.

“Indemnified Events”	those matters and events in respect of which the Chargor is liable to indemnify or reimburse LTSBCF, including those referred to in clauses 5.4 and 14.

“Insolvency Act”	Insolvency Act 1986 and any secondary legislation made under it.

“Intellectual Property”

all patents (including applications, improvements, prolongations, extensions and right to apply therefor), design rights, trade marks and service marks (whether registered or unregistered) and applications for the same, copyright, trade, brand, domain and business names, knowhow, confidential information, trade secrets, databases and computer software programs and systems and all other intellectual or intangible property (including the benefit of any licences or consents relating to any of the above) and all fees, royalties or other rights derived therefrom or incidental thereto in any part of the world.

“Invoice”

means any present, future or contingent obligation (including any tax or duty) of a Customer to make payment under a Contract of Sale (whether invoiced or not) and, where the context permits, includes part of an Invoice.

“LPA”	Law of Property Act 1925.

“Non Vesting Invoices”

all or any Invoices from time to time purported to be assigned to LTSBCF pursuant to the Receivables Finance Agreement which are not assigned absolutely to LTSBCF for any reason (and whether or not held on trust for LTSBCF) together with the Related Rights to such Invoices.

“Nominated Account”	any account opened pursuant to clause 4.1.3.

“Other Invoices”	all book debts, revenues and claims whether actually or contingently owing to the Chargor whether or not on account of its trading both present and future and including all choses in action which may give rise to a debt, revenue or claim and any security held by the Chargor for such debt, revenue or claim and any other rights relating thereto, such as, reservation of title or an unpaid vendor’s lien, but excluding:

(i)                                     any Invoices assigned to LTSBCF pursuant to the Receivables Finance Agreement; and

(ii)                                  Non Vesting Invoices.

“Permitted Security Interest”	any Security Interest specified in Schedule 4 and any lien arising by operation of law in the ordinary course of trading over property other than land.

“Property”	any freehold or leasehold property owned or occupied by the Chargor.

“Receiver”	any receiver or receiver and manager who is not an administrative receiver (within the meaning of section 29(2) Insolvency Act) appointed under this Debenture.

“Receivables Finance Agreement”	the agreement for the sale and purchase of Invoices between the Chargor and LTSBCF, details of which are set out in Schedule 1 as varied, amended, supplemented or replaced from time to time.

“Related Rights”	has the same meaning as in the Receivables Finance Agreement.

“Remittances”

cash, cheques, bills of exchange, negotiable and non-negotiable instruments, letters of credit, orders, drafts, promissory notes, electronic payments and any other instruments, methods or forms of payment or engagement.

“Security Interest”

any mortgage, charge, pledge, trust, assignment by way of security, hypothecation, lien, or any other arrangement for the purpose of or having a similar effect to creating security or any title retention rights or any set off rights created by agreement.

“Secured Liabilities”

all monies (in whatever currency), obligations and liabilities which are from time to time due, owing or incurred by the Chargor to LTSBCF, whether actually or contingently, solely or jointly and whether as principal or surety, including discount charges and interest (as well after as before judgment) commission and other fees and charges at the rates and on the terms agreed between the Chargor and LTSBCF from time to time, together with all Expenses and all amounts owing in respect of Indemnified Events plus, in each case, interest at the rate agreed with the Chargor, from the date the same are incurred to the date of payment in full compounded monthly or otherwise in accordance with LTSBCF’s usual practice.

“Securities”.

all stocks, shares, bonds and securities of any kind whatsoever (including warrants and options to acquire or subscribe for any of the same) and whether marketable or not, held by the Chargor now or at any time in the future including all allotments, rights and benefits at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of dividend, distribution, conversion, redemption, bonus, preference, option, interest or otherwise in respect thereof.

“Trust Account”	any bank account into which Customers are required under the Receivables Finance Agreement to pay Invoices on which LTSBCF is the only authorised signatory.

21.3         In this Debenture:

21.3.1                unless the context requires otherwise, the singular includes the plural and vice versa and any reference to a gender includes any other gender;

21.3.2     headings to clauses are for reference only and shall not affect the interpretation of this Debenture;

21.3.3                references to clauses and to Schedules are to the clauses of and schedules to this Debenture;

21.3.4                references to a “person”, include individuals, firms, partnerships, corporations, unincorporated bodies and government entities;

21.3.5     references to “LTSBCF”, include its  assignees or transferees;

21.3.6                references to any Act of Parliament include that Act as amended, modified or re-enacted from time to time and all rules, regulations, orders and subordinate legislation made pursuant to it; any provision of this Debenture which refers to an Act which is amended, may itself be amended in such manner as LTSBCF may determine to preserve the intended effect of this Debenture;

21.3.7                references to this “Debenture” or any other document are to this Debenture or that document as from time to time amended, supplemented, restated, novated or replaced, however fundamentally;

21.3.8                references to the “Charged Assets” are to the whole or any part of such property or assets, as the context requires;

21.3.9                whenever the Chargor is obliged to do something if required or requested by LTSBCF, it shall do that thing promptly;

21.3.10          the meaning of general words introduced by the word “other” or (followed by the word “including”) shall not be limited by reference to any preceding (or following) word or enumeration indicating a particular class of acts, matters or things.

21.4                           It is intended that this Debenture takes effect as a deed even though LTSBCF may only execute it under hand.

21.5         This Debenture may be executed in counterparts.

21.6                           Any term or phrase defined in the Companies Act 1985 and 2006 (whether capitalised or not) bears the same meaning in this Debenture.

SCHEDULE 1

The Receivables Finance Agreement entered into between the Chargor and LTSBCF dated                             20  .

SCHEDULE 2

Registered Land

Description and Title Numbers

SCHEDULE 3

Plant and machinery

SCHEDULE 4

Permitted Security Interests

IN WITNESS whereof this Debenture has been executed as a Deed by the Chargor on the date inserted at the beginning of this Debenture

THE CHARGOR

EXECUTED AND DELIVERED AS A DEED BY

XCEL POWER SYSTEMS LIMITED

acting by

Name of Director **	Signature

Name of Director/Company Secretary **	Signature

In the presence of:
Witness

Name*:

Occupation:
*Witness Signature (only required if the Company is registered with a sole Director as per the Companies Act 2006)

Address:

LTSBCF

SIGNED and DELIVERED as a Deed on        day of                                         on behalf of

LLOYDS TSB COMMERCIAL FINANCE LIMITED

)
by	1.**		)
		duly appointed attorney	)
			)	Attorney (s) for Lloyds TSB Commercial Finance Limited
	2.**		)
		duly appointed attorney	)
)
In the presence of:			)
)
Signature:			)
)
Name:**			)	Witness (only required if one attorney signs
)
Occupation:			)
)

Key	**	= insert full names
	*	= delete as applicable